UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): June 4, 2008

NetApp, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)
495 East Java Drive
Sunnyvale, CA 94089
(Address of principal executive offices) (Zip Code)
(408) 822-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant
Item 3.02. Unregistered Sales of Equity Securities
Item 8.01. Other Events
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
EXHIBIT 4.1
EXHIBIT 4.2
EXHIBIT 10.1
EXHIBIT 10.2
EXHIBIT 10.3
EXHIBIT 99.1

Item 1.01.	Entry into a Material Definitive Agreement.
On June 10, 2008, NetApp, Inc. (the “Company”) issued $1.265 billion aggregate principal amount of 1.75% Convertible Senior Notes due 2013 (the “Notes”) to Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated, BNP Paribas Securities Corp., J.P. Morgan Securities Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated and Wells Fargo Securities, LLC (collectively, the “Initial Purchasers”) at a price of $1,000 per Note, less an Initial Purchaser discount of $20 per Note.
Indenture
The Notes are governed by an Indenture, dated as of June 10, 2008 (the “Indenture”), between the Company and U.S. Bank National Association, as trustee, and will bear interest at a rate of 1.75% per year payable in cash semi-annually in arrears on June 1 and December 1 of each year, beginning December 1, 2008. The Notes will mature on June 1, 2013, unless earlier repurchased or converted. The Notes are convertible into cash and shares of the Company’s common stock (“Common Stock”), if any, at an initial conversion rate of 31.4006 shares of Common Stock per $1,000 principal amount of Notes, subject to adjustment. Prior to March 1, 2013, such conversion is subject to the satisfaction of certain conditions set forth below. Holders of the Notes who convert their Notes in connection with a fundamental change (as defined in the Indenture) will, under certain circumstances, be entitled to a make-whole premium in the form of an increase in the conversion rate. Additionally, in the event of a fundamental change, holders of the Notes may require the Company to repurchase all or a portion of their Notes at a repurchase price equal to 100% of the principal amount of Notes, plus accrued and unpaid interest, if any, to, but not including, the fundamental change repurchase date (as defined in the Indenture).
Holders of the Notes may convert their Notes on or after March 1, 2013 until the close of business on the scheduled trading day immediately preceding the maturity date. The conversion rate will be subject to adjustment in some events but will not be adjusted for accrued interest. Upon conversion, the Company will satisfy its conversion obligation by delivering cash and shares of Common Stock, if any, based on a daily settlement amount (as defined in the Indenture). Prior to March 1, 2013, holders of the Notes may convert their Notes, under any of the following conditions:
•	during the five business day period after any five consecutive trading day period in which the trading price per $1,000 principal amount of the Notes for each day of that five consecutive trading day period was less than 98% of the product of the last reported sale price of Common Stock and the conversion rate on such day;

•	during any calendar quarter beginning after June 30, 2008 (and only during such calendar quarter), if the last reported sale price of Common Stock for 20 or more trading days in a period of 30 consecutive trading days ending on the last trading day of the immediately preceding the calendar quarter exceeds 130% of the applicable conversion price in effect for the Notes on the last trading day of such immediately preceding calendar quarter; or

•	upon the occurrence of specified corporate transactions.
A copy of the Indenture is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The descriptions of the Notes contained in this Form 8-K are qualified in their entirety by reference to the Indenture.
Registration Rights Agreement
The Company also entered into a Registration Rights Agreement, dated as of June 10, 2008 (the “Registration Agreement”), with Goldman, Sachs & Co. and Morgan Stanley & Co. Incorporated, as representatives of the Initial Purchasers (the “Representatives”). Under the Registration Agreement, the Company has agreed to use its reasonable efforts to cause a shelf registration statement relating to the resale of the Notes and the shares of Common Stock issuable upon conversion of the Notes to be declared effective no later than the 181st calendar day after the later of the original date of issuance of the Notes or the date of issuance of additional Notes following the exercise of the Initial Purchasers’ option to purchase additional Notes. The Company will be required to pay additional interest if the registration statement has not become effective by such date. The Company’s obligation to have declared effective or maintain an effective registration statement will be suspended to the extent that the Notes and the shares of Common Stock issuable upon conversion of the Notes are eligible to be sold by a person who is not an affiliate of the Company pursuant to Rule

144 without any volume or manner of sale restrictions. Additional interest will be the sole remedy for damages under the Registration Agreement. A copy of the Registration Agreement is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

Convertible Note Hedge Transactions:
On June 4, 2008, in connection with the offering of the Notes, the Company entered into convertible note hedge transactions with respect to its Common Stock (the “Purchased Options”) with each of Goldman, Sachs & Co., JPMorgan Chase Bank, National Association, BNP Paribas and Lehman Brothers OTC Derivatives Inc. (collectively, the “Counterparties”). The Company paid an aggregate amount of $254.9 million to the Counterparties for the Purchased Options. The Purchased Options cover, subject to anti-dilution adjustments substantially identical to those in the Notes, approximately 39.7 million shares of Common Stock at a strike price that corresponds to the initial conversion price of the Notes, also subject to adjustment, and are exercisable upon conversion of the Notes. The Purchased Options will expire upon the maturity of the Notes. A form of the confirmations relating to the Purchased Options is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
The Purchased Options are intended to reduce the potential dilution upon conversion of the Notes in the event that the market value per share of the Common Stock, as measured under the Notes, at the time of exercise is greater than the conversion price of the Notes.
The Purchased Options are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Purchased Options.
Warrant Transactions
Separately, on June 4, 2008, the Company also entered into warrant transactions (the “Warrants”), amended on June 6, 2008 in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, whereby the Company sold to the Counterparties warrants to acquire, subject to anti-dilution adjustments, up to 39.7 million shares of Common Stock at a strike price of $41.28 per share of Common Stock, also subject to adjustment, which is approximately 75% higher than the closing sale price of shares of Common Stock of $23.59 on June 4, 2008. The Company received aggregate proceeds of $163.06 million from the sale of the Warrants to the Counterparties. The Warrants will expire after the Purchased Options in approximately ratable portions on a series of expiration dates commencing on September 3, 2013. The Warrants were sold in private placements to the Counterparties pursuant to the exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), afforded by Section 4(2) of the Securities Act. A form of the confirmations relating to the Warrant transactions is attached hereto as Exhibit 10.2 and is incorporated herein by reference. A form of the amendment to the Warrants is attached hereto as Exhibit 10.3 and is incorporated herein by reference.
If the market value per share of the Common Stock, as measured under the Warrants, exceeds the strike price of the Warrants, the Warrants will have a dilutive effect on the Company’s earnings per share. The Warrants will be accounted for as an adjustment to the Company’s stockholders’ equity.
The Warrants are separate transactions, entered into by the Company with the Counterparties, and are not part of the terms of the Notes. Holders of the Notes will not have any rights with respect to the Warrants.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The foregoing terms and conditions of the Notes, Indenture and Registration Agreement described in Items 1.01 and 3.02 of this Current Report on Form 8-K are incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

As described in Item 1.01 of this Current Report on Form 8-K, which is incorporated herein by reference, the Company issued $1,265,000,000 aggregate principal amount of Notes to the Initial Purchasers on June 10, 2008 in a private placement pursuant to exemptions from the registration requirements of the Securities Act.
The Company offered and sold the Notes to the Initial Purchasers in reliance on the exemption from registration provided by Section 4(2) of the Securities Act. The Initial Purchasers are initially offering the Notes to “qualified institutional buyers” pursuant to the exemption from registration provided by Rule 144A under the Securities Act. The Company relied on these exemptions from registration based in part on representations made by the Initial Purchasers.
The Notes and Common Stock issuable upon conversion of the Notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
The Notes are convertible into cash and shares of Common Stock, if any, as described above.
On June 4, 2008, as amended on June 6, 2008 in connection with the Initial Purchasers’ exercise of their option to purchase additional Notes, the Company agreed to sell Warrants to acquire, subject to customary anti-dilution adjustments, 39.7 million shares of Common Stock at a strike price of $41.28 per share of Common Stock, also subject to adjustment, in reliance on the exemption from registration provided by Section 4(2) of the Act. The Company received aggregate proceeds of $163.06 million from the sale of the Warrants.
Neither the Warrants nor the underlying Common Stock issuable upon conversion of the Warrants have been registered under the Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.
Additional information pertaining to the Warrants is contained in Item 1.01 and is incorporated herein by reference.

Item 8.01.	Other Events.
On June 5, 2008, the Company issued a press release with respect to the pricing of its offer and sale of the Notes. A copy of this press release is attached as Exhibit 99.1 hereto and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

Exhibit
No.	Description

4.1	Indenture, dated as of June 10, 2008, by and between U.S. Bank National Association, as Trustee, and the Company.

4.2	Registration Rights Agreement, dated as of June 10, 2008, by and among Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and the Company.

10.1	Form of Convertible Bond Hedge Confirmation.

10.2	Form of Warrant Confirmation.

10.3	Form of Amendment to Warrant Confirmation.

99.1	Press Release dated June 5, 2008 by the Company announcing the pricing of its 1.75% Convertible Senior Notes due 2013.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

June 10, 2008	By:	/s/ Steven J. Gomo
Steven J. Gomo
Chief Financial Officer

EXHIBIT INDEX

Exhibit
No.	Description

4.1	Indenture, dated as of June 10, 2008, by and between U.S. Bank National Association, as Trustee, and the Company.

4.2	Registration Rights Agreement, dated as of June 10, 2008, by and among Goldman, Sachs & Co., Morgan Stanley & Co. Incorporated and the Company.

10.1	Form of Convertible Bond Hedge Confirmation.

10.2	Form of Warrant Confirmation.

10.3	Form of Amendment to Warrant Confirmation.

99.1	Press Release dated June 5, 2008 by the Company announcing the pricing of its 1.75% Convertible Senior Notes due 2013.